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                                                                    EXHIBIT 99.1


                                  SIMULA, INC.
                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON _______ __, 2003
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned appoints __________________ and __________________, and each or either of them, as proxies, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the special meeting of shareholders of Simula, Inc. (the "Company") to be held on _____________ __, 2003, at __:__ a.m., local time, at ___________________________ and any postponement or adjournment thereof, and to vote on the matters indicated all shares of common stock that the undersigned would be entitled to cast if personally present.

The shares represented by this proxy, when properly executed, will be voted as directed by the undersigned and indicated herein. IF NO DIRECTION IS GIVEN, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED "FOR" THE MERGER PROPOSAL AND THE PROXIES WILL VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

                       PLEASE DATE, SIGN AND RETURN PROMPTLY
                      IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

    SEE                                                              SEE
   REVERSE        (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)    REVERSE
    SIDE                                                             SIDE

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                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         SPECIAL MEETING OF SHAREHOLDERS
                                  SIMULA, INC.

                              ___________ __, 2003


 |  PLEASE DETACH AND COMPLETE, DATE, SIGN AND MAIL IN THE ENVELOPE PROVIDED. |
\ /                                                                          \ /

[ X ] Please mark your vote as
      in this example.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE MERGER PROPOSAL.

     1. To approve and adopt the Agreement and Plan of Merger, dated as of August 29, 2003, among Simula, Inc., Armor Holdings, Inc. and AHI Bulletproof Acquisition, Corp., a wholly-owned subsidiary of Armor Holdings, and approve Armor Holding's acquisition of Simula through a merger of AHI Bulletproof with and into Simula, as contemplated by the Agreement and Plan of Merger.

            FOR                  AGAINST                ABSTAIN

            [ ]                   [ ]                     [ ]

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any postponement or adjournment thereof.

                                                             Dated:
-----------------------       -------------------------            ------------
Signature(s)                        Print Name

                                                             Dated:
-----------------------       -------------------------            ------------
Signature(s)                        Print Name


 PLEASE DATE THIS PROXY AND SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) HEREON. ALL HOLDERS MUST SIGN. WHEN SIGNING IN A FIDUCIARY CAPACITY, PLEASE INDICATE FULL TITLE AS SUCH. IF A CORPORATION OR PARTNERSHIP, PLEASE SIGN IN FULL CORPORATE
                    OR PARTNERSHIP NAME BY AUTHORIZED PERSON.